CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Sprout Social, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joe Del Preto, Chief Financial Officer and Treasurer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

SPROUT SOCIAL, INC.

By:	/s/ Joe Del Preto
Name:	Joe Del Preto
Title:	Chief Financial Officer and Treasurer
Date: November 3, 2021